Exhibit 99.2

World Acceptance Corporation

Conference Call for First Quarter 2015
Ended June 30, 2014
Summary of Quarterly Results

Date:  July 22, 2014

The first quarter of fiscal 2015 was another challenging quarter as the Company continued to experience lower levels of growth in its loan portfolio. However, the Company did experience an improvement in our year over year annualized loan loss ratios. Net income for the quarter was $22.6 million, or $2.19 per diluted share compared to $23.1 million or $1.87 per share for the prior year quarter. This represents a 2.4% decrease in net income and a 17.1% increase in diluted earnings per share when comparing the two quarterly periods. The Company’s EPS continues to benefit from our ongoing share repurchase program. During the first quarter of fiscal 2015, we repurchased approximately 636,000 shares of common stock on the open market at an aggregate purchase price of approximately $49.9 million. These repurchases, combined with the 2.1 million shares repurchased during fiscal 2014, have been and should continue to be very accretive to per share earnings in the future.

Gross loans amounted to $1.16 billion at June 30, 2014, a 3.5% increase over the $1.13 billion outstanding at June 30, 2013 and a 4.7% increase since the beginning of the fiscal year. The mix in our loan portfolio continued to shift over the past 12 months and at June 30, 2014 consisted of 60.3% small loans, 38.7% larger loans and 1.0% sales finance. This compared to 64.7%, 34.1% and 1.2% at June 30, 2013. Additionally, the overall 3.5% growth in loan balances resulted from a 3.5% increase in average balances outstanding as the number of accounts outstanding remained flat.

Acquisitions will continue to be important in our overall growth strategy; however, it has become less of a factor over the last several years. The Company purchased one loan portfolio during the first fiscal quarter consisting of $337,427 in gross loans, compared to five acquisitions during the first quarter of fiscal 2014.

The expansion of our branch network during the first fiscal quarter was in line with our projections. We began fiscal 2015 with 1,271 offices and opened 4 new offices; however, this was offset by the merging of 4 offices, leaving us at 1,271 offices at June 30, 2014. Our plans for fiscal 2015 are to open 50 offices in the US and 20 in Mexico, plus evaluate acquisitions as opportunities arise.

Total revenue for the quarter amounted $150.3 million, a 3.5% increase over the $145.3 million during the first quarter of the prior fiscal year, which is in line with our loan growth on a quarter over quarter basis. Revenues from the 1,197 offices open throughout both quarterly periods increased by 2.7%.

As mentioned above, the Company experienced an improvement in net charge-offs as a percentage of average net loans on an annualized basis, with a decrease from 13.5% to 12.7% when comparing the two quarterly periods. However, the Company also experienced an increase in its accounts that are 61 days or more past due. Accounts that were 61 days or more past due increased to 3.6% on a recency basis and to 5.6% on a contractual basis at the end of the current quarter, compared to 2.8% and 4.2%, respectively, at June 30, 2013. When excluding our payroll deduct loans in Mexico, which tend to run higher delinquencies but have lower loss rates than our traditional loans, the accounts that were 61 days or more past due at June 30, 2014 were 3.2% on a recency basis and 4.7% on a contractual basis.

General and administrative expenses amounted to $77.7 million in the first fiscal quarter, a 3.3% increase over the $75.2 million in the same quarter of the prior fiscal year. As a percentage of revenues, our G&A decreased from 51.8% during the first quarter of fiscal 2014 to 51.7% during the current quarter. Our G&A per average open office decreased by 1.9% when comparing the two fiscal quarters.

We continue to be very pleased with the progress being made in our Mexican operations. We have 132 offices open as of June 30, 2014 after closing one during the quarter. We now have approximately 142,000 accounts and approximately $106.2 million in gross loans outstanding. This represents a 6.6% increase in accounts and a 16.4% increase in ledger over the last year. However, revenues in Mexico remained flat in US dollars when comparing the two quarters. Revenues in Mexico for the quarter were impacted by the lower yields received on larger loan balances, delinquent payments on the payroll deduct product, and the average exchange rate quarter over quarter. Net charge-offs as a percent of average net loans on an annualized basis, decreased from 14.1% to 13.0% when comparing the two quarters. Additionally, our 61 day delinquencies are 7.5% and 14.2% on a recency and contractual basis respectively, an increase from 3.2% and 6.0%, respectively, as of the end of the prior year first quarter. During the current quarter, excluding intercompany charges, pretax earnings amounted to $2.6 million, an 8.5% decrease over the $2.8 million in pretax earnings during the first quarter fiscal 2014. As of June 30, 2014 and for the quarter then ended, our Mexican subsidiary has grown to a significant part of our consolidated operations. It now represents 10% of our branch office network, 9.1% of our gross loans outstanding, 8.4% of our first quarter revenue and 7.2% of our pretax earnings. This profitability should continue to improve as we grow our outstanding receivables in our existing offices.

The Company’s return on average assets of 12.1% and return on average equity of 32.6% on a trailing 12 month basis continued their excellent historical trend during the first quarter fiscal 2015.

This transcript contains various “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that represent the Company’s expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by the words “anticipate,” “estimate,” ”intend,” “plan,” “expect,” “believe,” “may,” “will,” and “should” or any variation of the foregoing and similar expressions are forward-looking statements.  Such forward-looking statements are about matters that are inherently subject to risks and uncertainties.  Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include the following:  recently enacted, proposed or future legislation and the manner in which it is implemented; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by regulators having jurisdiction over the Company’s business or consumer financial transactions generically, including, but not limited to, the Consumer Financial Protection Bureau (the “CFPB”), having jurisdiction over the Company’s business or consumer financial transactions generically; the unpredictable nature of regulatory proceedings and litigation; and any determinations, findings, claims or actions made or taken by the CFPB, other regulators or third parties in connection with or resulting from the previously disclosed civil investigative demand from the CFPB that assert or establish that the Company’s lending practices or other aspects of its business violate applicable laws or regulations; the impact of changes in accounting rules and regulations, or their interpretation or application, which could materially and adversely affect the Company’s reported financial statements or necessitate material delays or changes in the issuance of the Company’s audited financial statements; the Company's assessment of its internal control over financial reporting, and the timing and effectiveness of the Company's efforts to remediate any reported material weakness in its internal control over financial reporting; changes in interest rates; risks related to expansion and foreign operations; risks inherent in making loans, including repayment risks and value of collateral; the timing and amount of revenues that may be recognized by the Company; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); and changes in the Company’s markets and general changes in the economy (particularly in the markets served by the Company). These and other factors are discussed in greater detail in Part I, Item 1A, “Risk Factors” in the Company’s most recent annual report on Form 10-K for the fiscal year ended March 31, 2014 filed with the Securities and Exchange Commission (“SEC”) and the Company’s other reports filed with, or furnished to, the SEC from time to time.  World Acceptance Corporation does not undertake any obligation to update any forward-looking statements it makes.  The Company is also not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.